As filed with the Securities and Exchange Commission on February 9, 2000

                                                      Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MODEM MEDIA . POPPE TYSON, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                                      06-1464807
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                     Identification Number)

                                 230 East Avenue
                           Norwalk, Connecticut 06855
          (Address of principal executive offices, including zip code)

                             -----------------------

                         MODEM MEDIA . POPPE TYSON, INC.
                            1999 STOCK INCENTIVE PLAN
                   MODEM MEDIA ADVERTISING LIMITED PARTNERSHIP
                                1996 OPTION PLAN
                            (Full Title of the Plans)

                                Sloane Levy, Esq.
                         MODEM MEDIA . POPPE TYSON, INC.
                                 230 East Avenue
                           Norwalk, Connecticut 06855
               (Name and address of agent for service of process)

                                 (203) 299-7000
          (Telephone number, including area code, of agent for service)

                             -----------------------


                         CALCULATION OF REGISTRATION FEE


                                                                 Proposed
                                                                 Maximum       Proposed Maximum
         Title of Each Class              Amount to be      Offering Price Per     Aggregate           Amount of
    of Securities to be Registered       Registered (1)            Unit         Offering Price     Registration Fee
    ------------------------------       --------------            ----         --------------     ----------------
Common Stock, $.0001 par value per
   share..............................   1,500,000 shares         $77.75 (2)      $116,625,000 (2)      $30,789.00
                                               471 shares          $0.64 (3)           $301.44 (3)           $0.08
----------------------------------------------------------- -------------------  ----------------  ---------------
   Totals                                1,500,471 shares                         $116,625,301.44       $30,789.08
=========================================================== ===================================== ===================

(1) Excludes such indeterminate number of shares as may be offered and issued to prevent dilutions resulting from stock splits, stock dividends, recapitalizations or other similar transactions. This total represents (i) 1,500,000 shares of Common Stock reserved for issuance pursuant to options granted or which may be granted under the Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan and (ii) 471 shares of Common Stock reserved for issuance pursuant to options granted or which may be granted under the Modem Media Advertising Limited Partnership 1996 Option Plan, As Amended (together with the Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan, the "Plans").

(2) Estimated solely for the purpose of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price of shares subject to outstanding options have been determined based on the average of the high and low price of the Common Stock on February 4, 2000, as reported by the NASDAQ National Market.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options granted and outstanding, based on the weighted average exercise price of options outstanding, which average is $0.64.

================================================================================

                                     PART II

Item 3. Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Modem Media . Poppe Tyson, Inc. (the "Company" or "Modem Media") as Registrant:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to
          Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description that was filed on February 1, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Modem Media's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. The Delaware General Corporation Law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of his or her fiduciary duties as a director, except for liability for:

     o any breach of the duty of loyalty to the corporation or its stockholders;

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     o any transaction from which the director derives an improper personal benefit.


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



     Modem Media's Bylaws provide that Modem Media shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law.

     The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

     Modem Media has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Certificate of Incorporation and Bylaws. Under these agreements, Modem Media is obligated to indemnify its directors and officers for expenses, attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or officer of Modem Media, any subsidiary of Modem Media or any other company or enterprise to which the person provides services at the request of Modem Media. Modem Media believes that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or persons controlling Modem Media pursuant to the foregoing provisions, Modem Media has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, (the "Securities Act") and is therefore unenforceable.

Item 7.  Exemption for Registration Claimed

     Not Applicable

Item 8. Exhibits

     The following documents are filed as a part of this Registration Statement:



     Exhibit                          Description
     -------                        ----------

        4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-68057), which was declared effective by the Securities and Exchange Commission on February 4, 1999).

        4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-68057), which was declared effective by the Securities and Exchange Commission on February 4, 1999).

        5.1 Opinion of Sloane Levy, General Counsel of the Company, as to the legality of the securities to be registered.

       23.1        Consent of Arthur Andersen LLP.

       23.2        Consent of Sloane Levy (included in Exhibit 5.1).

       24.1        Powers of Attorney (included on the signature pages hereof).

       99.1        Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan

       99.2 Modem Media Limited Partnership 1996 Option Plan (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-68057), which was declared effective by the Securities and Exchange Commission on February 4, 1999).



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



Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald M. O'Connell, Robert C. Allen, Steven C. Roberts, and Sloane Levy acting severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwalk, State of Connecticut, on February 9, 2000.

                                          MODEM MEDIA . POPPE TYSON, INC.


                                          By  /s/ Gerald M. O'Connell
                                              ---------------------------------
                                              Name:    Gerald M. O'Connell
                                              Title:   Chairman of the Board
                                                       Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                       Title                    Date
          ---------                       -----                    ----
    /s/ Gerald M. O'Connell        Chairman of the Board      February 9 , 2000
 -------------------------------   Chief Executive Officer
    (Gerald M. O'Connell)          Director

    /s/ Robert C. Allen, II        President                  February 9 , 2000
 -------------------------------   Director
    (Robert C. Allen, II)

    /s/ Steven C. Roberts          Chief Financial Officer    February 9, 2000
 -------------------------------   (Principal Financial and
     (Steven C. Roberts)           Accounting Officer)

    /s/ Robert H. Beeby            Director                   February 9, 2000
 -------------------------------
         (Robert H. Beeby)

    /s/ Donald L. Seeley           Director                   February 9, 2000
 -------------------------------
     (Donald L. Seeley)

    /s/ Donald M.Elliman, Jr.      Director                   February 9, 2000
 -------------------------------
  (Donald M. Elliman, Jr.)

                                   Director                   February 9, 2000
    /s/ Don Peppers
-------------------------------
       (Don Peppers)
                                   Director                   February 9, 2000
    /s/ Joseph R. Zimmel
-------------------------------
    (Joseph R. Zimmel)

                                  EXHIBIT INDEX

     Exhibit                          Description
     -------                        ----------

        4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-68057), which was declared effective by the Securities and Exchange Commission on February 4, 1999).

        4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-68057), which was declared effective by the Securities and Exchange Commission on February 4, 1999).

        5.1 Opinion of Sloane Levy, General Counsel of the Company, as to the legality of the securities to be registered.

       23.1        Consent of Arthur Andersen LLP.

       23.2        Consent of Sloane Levy (included in Exhibit 5.1).

       24.1        Powers of Attorney (included on the signature pages hereof).

       99.1        Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan

       99.2 Modem Media Limited Partnership 1996 Option Plan (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-68057), which was declared effective by the Securities and Exchange Commission on February 4, 1999).



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